Filed Pursuant to Rule 424(b)(7)
Registration No. 333-278517

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 5, 2024)

TD SYNNEX Corporation

3,238,066 Shares of Common Stock

This prospectus supplement relates to the offer and resale, from time to time, of up to 3,238,066 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of TD SYNNEX Corporation (“we,” the “Company” or “TD SYNNEX”) by the selling stockholder identified in this prospectus supplement. The shares of Common Stock being offered by the selling stockholder are those that may be acquired upon exercise of a warrant held by the selling stockholder.

Our registration for resale of the Shares covered by this prospectus supplement does not mean that the selling stockholder will offer or sell any of the Shares. The selling stockholder may sell the Shares covered by this prospectus supplement in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus supplement entitled “Plan of Distribution” beginning on page 9 of this prospectus supplement. We will not receive any of the proceeds from the sale of Shares by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to its sale of Shares.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SNX.” On June 26, 2026, the last reported sale price of our Common Stock on the NYSE was $266.27 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” contained on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus supplement is June 29, 2026.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated April 5, 2024 are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This document is in two parts that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information.”

Neither we nor the selling stockholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us and the selling stockholder or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder is not making an offer to sell the Common Stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “TD SYNNEX,” “the Company,” “we,” “us,” “our,” and similar references refer to TD SYNNEX Corporation and, unless the context requires otherwise, its subsidiaries. The term “selling stockholder” refers to Amazon.com NV Investment Holdings LLC and includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling stockholder’s interest.

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THE COMPANY

We are a Fortune 100 corporation and a leading global distributor, solutions aggregator, and original design and contract manufacturer that plays a central role in connecting the technology ecosystem, helping partners maximize the value of technology investments and achieve measurable business outcomes.

We offer a comprehensive catalog of technology products from OEMs, such as personal computing devices, mobile phones and accessories, cloud, security, data analytics, artificial intelligence and hyperscale computing infrastructure. This enables us to offer comprehensive solutions to our customers, including value-added resellers, independent software vendors, corporate resellers, government resellers, system integrators, direct marketers, retailers and managed service providers. We combine our core strengths in distribution with demand generation, supply chain management and design and integration solutions to help our customers achieve greater efficiencies in time to market, cost minimization, real-time linkages in the supply chain and aftermarket product support. We also provide comprehensive IT solutions, including hardware, software and services which provides a highly efficient route to market for both vendors and customers.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended November 30, 2025. For instructions on how to find copies of these documents, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our principal executive offices are located at 16202 Bay Vista Drive, Clearwater, Florida 33760, and our telephone number at that location is (727) 539-7429. Our Internet address is www.tdsynnex.com. Except for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the information contained on our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making an investment decision.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of the Common Stock being offered. The risks described in these documents are not the only ones we face but those we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to our Common Stock

The trading price of our Common Stock has been and may continue to be volatile.

Our Common Stock has experienced substantial price volatility in the past and may continue to do so in the future. Additionally, we, the technology industry, and the stock market as a whole have on occasion experienced extreme stock price and volume fluctuations that have affected stock prices in ways that may have been unrelated to the specific operating performance of individual companies. The trading price of our Common Stock may fluctuate widely due to various factors, including, but not limited to, actual or anticipated fluctuations in our financial condition and operating results, changes in financial forecasts or estimates by us, other participants in our markets, including our customers and competitors, changes in financial or other market estimates and ratings by securities and other analysts, changes in our capital structure, including issuance of additional debt or equity to the public, interest rate changes, regulatory changes, news regarding our products or products of our competitors, market perception regarding certain technologies, and broad market and industry fluctuations. These fluctuations may not be related to our specific financial or operating performance or our expectations regarding our financial or operating performance. In addition, stock price fluctuations could impact the value of our equity compensation, which could affect our ability to recruit and retain employees.

For these reasons, investors should not rely on recent or historical trends to predict future trading prices of our Common Stock, financial condition, results of operations, or cash flows. Investors in our Common Stock may not realize any return on their investment in us and may lose some or all of their investment. Volatility in the trading price of our Common Stock could also result in the filing of securities class action litigation matters, which could result in substantial costs and the diversion of management time and resources.

We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.

We provide guidance regarding our expected financial and business performance. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Common Stock could decline significantly.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements included in this prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” contained herein and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus supplement. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information” in this prospectus supplement.

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USE OF PROCEEDS

The selling stockholder may, from time to time, sell the securities offered by it that are described in this prospectus supplement. We will not receive any proceeds from the sale by such selling stockholder of the securities offered by it that are described in this prospectus supplement.

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SELLING STOCKHOLDER

This prospectus supplement relates to the possible resale by the selling stockholder from time to time of up to 3,238,066 shares (the “Shares”) underlying a warrant (the “Warrant”) to purchase our Common Stock.

The selling stockholder may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus supplement. When we refer to the “selling stockholder” in this prospectus supplement, we mean the person listed in the table below, and any pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in our Shares after the date of this prospectus supplement.

The table below sets forth, as of the date of this prospectus supplement, the name of the selling stockholder for which we are registering Shares for resale to the public, and the aggregate principal amount that the selling stockholder may offer pursuant to this prospectus supplement.

As of the date of this prospectus supplement, the selling stockholder has not exercised the Warrant. The information in the table below (other than the percentages of our outstanding shares of Common Stock beneficially owned) in respect of the selling stockholder was furnished by or on behalf of the selling stockholder and is as of June 18, 2026. The outstanding Shares that are currently exercisable or exercisable within 60 days of June 18, 2026 are included in the number of shares of Common Stock beneficially owned by the selling stockholder and the percentage ownership of the selling stockholder. Percentage of beneficial ownership is based on 79,990,870 shares of Common Stock outstanding as of June 18, 2026.

The selling stockholder is not obligated to exercise the Warrant or to sell any of the Shares. Because the selling stockholder may sell some or all of the Shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Shares, no estimate can be given as to the number of Shares that will be held by the selling stockholder upon termination of this offering. Therefore, for the purposes of the table below, we have assumed that none of the Shares will be beneficially owned by the selling stockholder after this offering.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to the Offering(1)(2)	Percent of Common Stock Before the Offering	Maximum Number of Shares That may be Offered Pursuant to this Prospectus Supplement	Shares of Common Stock Beneficially Owned After the Offering	Percent of Common Stock After the Offering(3)
Amazon.com NV Investment Holdings LLC(4)	215,871	*	3,238,066	—	—

* Less than 1%

(1)

Represents 215,871 shares of Common Stock underlying the Warrant that have vested as of June 18, 2026. The remainder of the Shares are subject to vesting in multiple tranches over the term of the Warrant based on payments to us from or on behalf of the selling stockholder or its affiliates under certain commercial agreements or otherwise.

(2)

Shares beneficially owned consists of shares of Common Stock underlying the Warrant that are exercisable within 60 days of June 18, 2026. This prospectus supplement registers all such shares, in addition to the remaining shares of Common Stock underlying the Warrant that become vested and exercisable only upon the achievement of certain performance conditions under certain commercial agreements with the Company.

(3)	Assumes the sale of all shares of Common Stock offered by this prospectus supplement by the selling stockholder and that the selling stockholder does not acquire any additional shares of Common Stock.
(4)	The address for Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

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DESCRIPTION OF SECURITIES

The following is a summary description of the material terms of our securities as of the date of this prospectus supplement, as provided in our certificate of incorporation and bylaws, copies of which are incorporated by reference herein as exhibits to the registration statement of which this prospectus supplement forms a part. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws.

Authorized Common Stock

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. All of the outstanding shares of our Common Stock are fully paid and non-assessable. Except as otherwise provided in our certificate of incorporation or in a board resolution, shares purchased, redeemed by, surrendered to or otherwise acquired by TD SYNNEX assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares.

Dividends

The holders of shares of our Common Stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of TD SYNNEX preferred stock that may be issued in the future.

Voting Rights

The holders of shares of our Common Stock are entitled to one vote per share on any matter to be voted upon by TD SYNNEX stockholders. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors are elected by a plurality of the shares of Common Stock voting once a quorum is present.

Preemptive Rights

No holder of shares of our Common Stock has any preemptive right to subscribe for any shares of TD SYNNEX capital stock issued in the future.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Common Stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that may be issued in the future.

Preferred Stock

Under our certificate of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. Our board of directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The shares of preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of shares of Common Stock. The issuance of shares of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of shares of Common Stock might

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believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Certain Anti-Takeover Provisions

Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of TD SYNNEX, including the following:

•

Authorized but Unissued or Undesignated Capital Stock. Our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of our Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control.

•

Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of TD SYNNEX stockholders may be called by (i) the chair of our board of directors, our Chief Executive Officer, or our President, (ii) a majority of our board of directors, or (iii) our stockholders holding at least 25% of the then outstanding shares of our Common Stock, subject to the procedures in our bylaws.

•

No Stockholder Action by Written Consent. Our bylaws provide that an action required or permitted to be taken at any annual or special meeting of TD SYNNEX stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents TD SYNNEX stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by our board of directors.

•

Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of TD SYNNEX stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our certificate of incorporation and bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to the TD SYNNEX Secretary prior to the meeting. The notice must contain certain information specified in our bylaws.

Transfer Agent

Our transfer agent for the common stock is Broadridge Shareholder Services.

Listing

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “SNX.”

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time in one or more transactions on the New York Stock Exchange or any other organized market where our shares of Common Stock may be traded, sell any or all of its shares of our Common Stock offered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholder may distribute the shares of our Common Stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholder may use any one or more of the following methods when selling the shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

•	settlement of short sales effected after the date of this prospectus supplement;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	privately negotiated transactions;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, any shares covered by this prospectus supplement that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus supplement.

If the selling stockholder effects such transactions by selling shares of Common Stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of Common Stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from sales of our Common Stock by the selling stockholder.

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The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock offered hereby and owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholder also may transfer and donate the shares of Common Stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In addition, if the selling stockholder is an entity, it may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for securities, in each case pursuant to this prospectus supplement by delivering a prospectus. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file an amendment to use this prospectus supplement in order to permit the distributees to use the prospectus supplement to resell the securities acquired in the distribution.

In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out the short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that participate in the distribution of the shares of Common Stock covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder, if deemed to be an “underwriter” within the meaning of the Securities Act, will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents or dealers, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus supplement.

Under the securities laws of some states, the shares of Common Stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

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The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock offered hereby by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock offered hereby to engage in market-making activities with respect to the shares of Common Stock offered hereby. All of the foregoing may affect the marketability of the shares of Common Stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock offered hereby.

Once sold under the registration statement, of which this prospectus supplement forms a part, the shares of Common Stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements and financial statement schedule of TD SYNNEX Corporation and subsidiaries as of November 30, 2025 and 2024, and for each of the years in the three-year period ended November 30, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and our securities, you should refer to the registration statement of which this prospectus supplement is a part and the exhibits to such registration statement. The descriptions in this prospectus supplement and the accompanying prospectus of the provisions of documents filed as exhibits to this prospectus supplement and the accompanying prospectus are only summaries of those documents’ material terms. You can read copies of such documents, along with copies of reports, proxy statements and other information filed by us with the SEC at the SEC’s website at http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Any information we file with the SEC, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, is also available on the SEC’s website at www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.tdsynnex.com as soon as reasonably practicable after filing such documents with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

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The following documents are incorporated by reference into this prospectus supplement and the accompanying prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, filed with the SEC on January 27, 2026;

(b)	our Current Reports on Form 8-K filed on January 26, 2026, March 27, 2026, May 11, 2026, June 3, 2026, June 22, 2026 and June 29, 2026;

(c)	our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2026, filed with the SEC on April 2, 2026;

(d)

the description of our Common Stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, are deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. Such future filings will become a part of this prospectus supplement and the accompanying prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or therein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein and in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are also available on our corporate website at www.tdsynnex.com under the heading “Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider such information to be incorporated by reference herein or therein. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Corporate Secretary

TD SYNNEX Corporation

16202 Bay Vista Drive, Clearwater, Florida 33760

Telephone: (727) 539-7429

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PROSPECTUS

TD SYNNEX Corporation

Debt Securities

Common Stock

We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “SNX.” On April 4, 2024, the last reported sale price for our common stock on The New York Stock Exchange was $117.26 per share.

Investing in our securities involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 and included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone else to provide you with different or additional information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No offer of securities is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to the terms “the Company,” “TD SYNNEX,” “SYNNEX,” “we,” “our” and “us” or other similar terms mean TD SYNNEX Corporation and its wholly owned subsidiaries, unless we state otherwise, or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. As a result, this summary does not contain all of the information that may be important to you. You should carefully read this prospectus and the documents incorporated by reference herein in their entirety before making an investment decision, including in particular the information set forth and referred to under “Risk Factors” in this prospectus and in the documents incorporated by reference herein. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus.

Company Overview

We are a Fortune 100 corporation and a leading global distributor and solutions aggregator for the information technology (“IT”) ecosystem.

We aggregate and distribute IT hardware, software, and systems including personal computing devices and peripherals, mobile phones and accessories, printers, server and datacenter infrastructure, hybrid cloud, security, networking, communications and storage solutions, and system components. We also design and deliver purpose-built server, storage and networking solutions for the hyperscale infrastructure market. We offer a comprehensive catalog of more than 200,000 technology products (as measured by active SKUs) from more than 2,500 original equipment manufacturers, suppliers of traditional technologies such as personal computing devices, mobile phones and accessories, and strategic technologies such as cloud, security, data/analytics/Internet of things, artificial intelligence and hyperscale infrastructure. Our products are marketed globally to an active reseller base of more than 150,000 customers. Our suppliers include leading IT systems, system components and peripherals, software, communications and security equipment, and networking equipment manufacturers. We purchase these and other complementary products from our suppliers and sell them to our reseller and retail customers. We perform a similar function for our distribution of licensed software products. Our reseller customers include value-added resellers, corporate resellers, government resellers, system integrators, direct marketers, retailers and managed service providers. We provide our vendors with access to large and highly fragmented markets such as small-and medium-sized businesses and serve as a variable, cost effective route to market for our vendors by providing them with access to resellers and end-users. We combine our core strengths in distribution with demand generation, supply chain management and design and integration solutions to help our customers achieve greater efficiencies in time to market, cost minimization, real-time linkages in the supply chain and aftermarket product support. We also provide comprehensive IT solutions in key vertical markets such as government and healthcare and we provide specialized service offerings that increase efficiencies in the areas of global computing components, logistics services and supply chain management. Additionally, we provide our customers with systems design and integration solutions for data center servers and networking solutions built specific to our customers’ workloads and data center environments.

Corporate Information

We have been in business since 1980 and have headquarters in both Clearwater, Florida and Fremont, California. We were originally incorporated in the State of California as COMPAC Microelectronics, Inc. in November 1980, and we changed our name to SYNNEX Information Technologies, Inc. in February 1994. We later reincorporated in the State of Delaware under the name of SYNNEX Corporation in October 2003. On October 22, 2021, as a result of the Mergers (as defined below), we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation to change our corporate name from SYNNEX Corporation to TD SYNNEX Corporation, effective November 3, 2021. Our common stock is listed on The New York Stock Exchange under the symbol “SNX.” Our principal executive offices are located at 44201 Nobel Drive, Fremont, California 94538, and our telephone number is (510) 656-3333.

Merger Transactions

On September 1, 2021, we completed our acquisition of Tiger Parent (AP) Corporation, a Delaware Corporation (“Tiger Parent”), which is the parent corporation of Tech Data Corporation, a Florida corporation. The acquisition was completed pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 22, 2021 by and among SYNNEX Corporation, Spire Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SYNNEX Corporation (“Merger Sub I”), Spire Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of SYNNEX Corporation (“Merger Sub II”), and Tiger Parent, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub I merged with and into Tiger Parent (the “Initial Merger”), with Tiger Parent surviving the Initial Merger as a wholly owned subsidiary of SYNNEX Corporation (such surviving corporation, the “Surviving Corporation”), followed immediately by the merger of the Surviving Corporation with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of SYNNEX Corporation.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

Forward-looking statements included in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “allows,” “projects,” “estimates,” “plans,” and similar or the negative of such expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” contained herein and in any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share. This description is only a summary. Our restated certificate of incorporation, as amended (“certificate of incorporation”) and our amended and restated bylaws (“bylaws”) have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information.”

Authorized Common Stock

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, par value $0.001 per share. All of the outstanding shares of our common stock are fully paid and non-assessable. Except as otherwise provided in our certificate of incorporation or in a board resolution, shares purchased, redeemed by, surrendered to or otherwise acquired by us assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares.

Dividends

The holders of shares of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that may be issued in the future.

Voting Rights

The holders of shares of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. The General Corporation Law of the State of Delaware (“DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors are elected by a plurality of the shares of common stock voting once a quorum is present.

Preemptive Rights

No holder of shares of our common stock has any preemptive right to subscribe for any shares of our capital stock issued in the future.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that may be issued in the future.

Preferred Stock

Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. Under our certificate of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. Our board of directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The shares of preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of shares of common stock. The issuance of shares of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of shares of common stock might believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Certain Anti-Takeover Provisions

Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us, including the following:

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Supermajority Voting. Our certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to our certificate of incorporation. Our bylaws may be amended by either directors comprising 66 2/3% of the total number of authorized directors, or the holders of 66 2/3% of our voting stock.

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Authorized but Unissued or Undesignated Capital Stock. Our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The authorized but unissued (and in the case of preferred stock, undesignated) shares of our common stock may be issued by our board of directors in one or more transactions without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation.

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Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called by the chair of our board of directors or by a majority of our board of directors.

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No Stockholder Action by Written Consent. Our bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents our stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by our board of directors.

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Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our certificate of incorporation and bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. The notice must contain certain information specified in our bylaws.

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Board and Vacancies. Subject to the rights of any stockholder as set for in certificate of incorporation or our bylaws, our bylaws provide that the number of directors on our board of directors may be fixed by our board of directors from time to time by resolution of our board of directors or stockholders at an annual meeting or any special meeting called for that purpose. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, removal from office, incapacity, or other cause may only be filled by a majority of our board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next annual meeting, and until his or her successor has been elected and qualified. Any director or the entire board of directors may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or our certificate of incorporation.

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Exclusive Forum. Our bylaws contain a forum selection provision for the adjudication of certain disputes. Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, our bylaws or our certificate of incorporation; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants.

Limitations on Liability

Our certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to us or our stockholders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemption; or

•	For any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and our certificate of incorporation includes such an exculpation provision. Our certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of ours, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and bylaws also provide that we must advance reasonable expenses to our directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party. Our bylaws expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from certain liabilities.

We have entered into indemnification agreements with each of its directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. Certain provisions of the DGCL, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities, in one or more series. The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities. These debt securities that we may issue include senior notes, senior subordinated notes, subordinated notes, convertible notes and exchangeable notes. The debt securities we offer will be issued under an indenture (the “indenture”), dated as of August 9, 2021, between us and Citibank, N.A., as trustee (the “trustee”). The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”).

As used in this section only, “we,” “our” and “us” refer to TD SYNNEX Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations set forth below under “—Covenants”, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any additional restrictive covenants for that series of debt securities will be described in the applicable prospectus supplement for such debt securities.

We may issue the debt securities issued under the indenture as “original issue discount securities,” which means they may be issued with “original issue discount” (“OID”), equal to or greater than the statutorily defined de minimis amount or otherwise designated by us as issued with OID, for U.S. federal income tax purposes. Special U.S. federal income tax considerations applicable to any debt securities issued with OID will be described in more detail in the applicable prospectus supplement for such debt securities.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which the debt securities of that series may be issued and the date or dates on which principal of, and premium, if any, on, the debt securities of that series is payable;

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the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend or defer the interest payment periods and the duration of the extensions or deferrals;

•	if other than U.S. dollars, the currency in which the debt securities of that series will be denominated;

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if the amount of payments of principal of, and premium, if any, or interest on the debt securities of that series is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities of that series are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the price or prices at which, the period or periods within which or the date or dates on which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities of that series, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether the debt securities of that series will be issued with OID and the amount of discount or premium, if any, with which the debt securities of that series will be issued;

•	whether and upon what terms the debt securities of that series may be defeased in whole or in part, if different from the provisions set forth in the indenture;

•	whether the debt securities of that series are to be issued in whole or in part in the form of one or more global debt securities and, in such case, the depositary for such global debt securities;

•	whether the debt securities of that series are to be convertible or exchangeable for other securities, and, in such case, the conversion or exchange prices or rates and adjustments thereto;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other indebtedness;

•	the nature and terms of any security for any secured debt securities of that series;

•	provisions, if any, granting special rights to holders of the debt securities of that series upon the occurrence of specified events;

•	the events of default and covenants relating to those debt securities that are in addition to, modify or delete those described in this prospectus;

•	whether the payment of our debt securities will be guaranteed by any other person; and

•	any other specific terms of the debt securities of that series.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system, if any, on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

A series of debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement for such debt securities. The terms will include, among others, the following:

•	the conversion or exchange price of the debt securities of that series;

•	the conversion or exchange period of the debt securities of that series;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities of that series;

•	events requiring adjustment to the conversion or exchange price of those debt securities; and

•	provisions affecting conversion or exchange in the event of our redemption of those debt securities.

Ranking

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our general unsecured obligations and will rank equally in right of payment with each other and with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the debt securities will be structurally subordinated to all existing and future indebtedness of our subsidiaries that do not guarantee the debt securities (other than indebtedness and liabilities owed to us, if any) and will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets that secure such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of these subsidiaries over the claims of our creditors, including holders of the debt securities. Accordingly, the debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

Covenants

Change of Control Offer

If a Change of Control Triggering Event (as defined below under “—Certain Definitions”) occurs with respect to the debt securities of a series, unless we have exercised our right to redeem the debt securities of such series, we will be required to make an offer to each holder of the debt securities of that series to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s debt securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, up to, but not including, the date of purchase of such debt securities (subject to the right of holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date); provided that after giving effect to such purchase, any debt securities of such series that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

Within 30 days following the date on which any Change of Control Triggering Event occurs with respect to any series of debt securities or, at our option, prior to any Change of Control (as defined below under “—Certain Definitions”) but after the public announcement of the transaction that constitutes or may constitute such Change of Control, except to the extent that we have exercised our right to redeem the debt securities of the relevant series pursuant to the terms of such series of debt securities, we will deliver a notice (a “Change of Control Offer”) to each holder of the debt securities of such series (which may be sent through electronic transmission) with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase the debt securities of such series on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice may, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event and/or any other related transaction or event being consummated on or prior to the Change of Control Payment Date specified in the notice.

On each Change of Control Payment Date, we will, to the extent lawful:

(a)	accept for payment all debt securities of the applicable series or portions of such debt securities properly tendered pursuant to the applicable Change of Control Offer;

(b)

deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered pursuant to the applicable Change of Control Offer; and

(c)

deliver or cause to be delivered to the trustee the debt securities properly accepted together with an officers’ certificate stating the aggregate principal amount of the debt securities or portions of debt securities being purchased.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with the purchase of debt securities pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in such debt securities, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

Holders of debt securities electing to have debt securities purchased pursuant to a Change of Control Offer will be required to surrender their debt securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt security completed, to the paying agent at the address specified in the notice, or transfer such debt securities to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all debt securities properly tendered and not withdrawn under its offer.

If holders of not less than 90% in aggregate principal amount of any series of debt securities then outstanding validly tender and do not withdraw such debt securities in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchase all of the debt securities of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all the debt securities of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of such redemption (subject to the right of holders of record on a record date to receive interest and Additional Interest on the relevant interest payment date).

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of debt securities to require us to repurchase its debt securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another person may be uncertain.

The provisions of the indenture relating to our obligation to make a Change of Control Offer with respect to a series of debt securities upon a Change of Control Triggering Event may be waived or modified in respect of such series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding.

Restrictions on Liens

The indenture provides that we will not, and will not permit any Restricted Subsidiary (as defined below under “—Certain Definitions”) to, create or incur any Lien (as defined below under “—Certain Definitions”) on any shares of stock of a Restricted Subsidiary or Principal Property (as defined below under “—Certain Definitions”) of ours or of a Restricted Subsidiary, whether those shares of stock of a Restricted Subsidiary or Principal Property are owned at the Initial Issue Date (as defined below under “—Certain Definitions”) or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the debt securities outstanding under the indenture (together with, if we shall so determine, any other indebtedness or other obligations the terms of which (or the terms of any agreement evidencing or relating to which) require that such indebtedness be so secured) equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien, so long as the indebtedness is so secured. This covenant does not apply in the case of:

(a)

the creation of any Lien on any shares of stock of a Subsidiary or any Principal Property acquired, purchased or leased after the Initial Issue Date (including acquisitions by way of merger or consolidation, and including capital lease or purchase money transactions in connection with any such acquisition) by us or a Restricted Subsidiary, contemporaneously with that acquisition, purchase or lease, or within 18 months thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock of a Subsidiary or any Principal Property acquired after the Initial Issue Date existing at the time of the acquisition, purchase or lease or the acquisition of any shares of stock of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of stock of a Subsidiary or any Principal Property so acquired, purchased or leased and fixed improvements (and any accessions or additions thereto, and proceeds thereof) on that Principal Property;

(b)	any Lien on any shares of stock of a Subsidiary or any Principal Property existing on the Initial Issue Date;

(c)	any Lien on any shares of stock of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;

(d)	any Lien on any Principal Property being acquired, constructed or improved securing loans to finance the construction or improvements of that property;

(e)

any Lien created by a lease of any Principal Property, which under GAAP as in effect as of the Initial Issue Date would be characterized as an operating lease, whether entered into before or after the Initial Issue Date, including Liens arising under or in connection with Synthetic Leases (as defined below under “—Certain Definitions”), if any, or any refinancing, renewal, restructuring, substitution, extension, modification or replacement thereof to the extent permitted thereby;

(f)

any Lien on shares of stock of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, qualified private activity bonds and similar financings;

(g)

any mechanics’, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet overdue for a period of more than 90 days or that are being contested in good faith;

(h)

any Lien on any shares of stock of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(i)	any Lien on any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

(j)

any landlord’s Lien on fixtures located on premises leased by us or a Restricted Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(k)	liens on property incurred in sale and lease-back transactions permitted under “—Restrictions on Sale and Lease-back Transactions involving Principal Properties” below;

(l)

liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with us or any of our Subsidiaries;

(m)	liens in favor of the trustee and/or the holders granted in accordance with the indenture; and

(n)

any refinancing, renewal, restructuring, substitution, extension, modification or replacement for any Lien permitted by any of the preceding clauses, provided that, in the case of a Lien permitted under clauses (a), (b) or (d), the indebtedness secured is not increased nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and refinance, renew, restructure, substitute, extend, modify, or replace those Liens; provided that at the time of and after giving effect to the creation or assumption of such Liens or such refinancing, renewal, restructuring, substitution, extension, modification or replacement thereof, Exempted Debt (as defined below under “—Certain Definitions”) does not exceed the greater of $2,250 million and 15% of our and our Subsidiaries’ Consolidated Tangible Assets (as defined below under “—Certain Definitions”).

Restrictions on Sale and Lease-back Transactions Involving Principal Properties

The indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person pursuant to which we or any Restricted Subsidiary leases any Principal Property as an entirety, or any substantial portion of that Principal Property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary, except to us or to a Restricted Subsidiary and except for any lease for a period of not more than three years or which may be terminated by us or our Restricted Subsidiaries within a period of not more than three years (any such transaction, a “sale and lease-back transaction”), unless:

(a)

such sale and lease-back transaction was entered into prior to the Initial Issue Date of the debt securities, and any refinancing, renewal, restructuring, substitution, extension, modification or replacement of such transaction, so long as the affected Principal Property is substantially similar or the same in nature to the Principal Property subject to the sale and lease-back transaction refinanced, renewed, restructured, substituted, extended, modified or replaced;

(b)

we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions described under “—Restrictions on Liens” above, to create a Lien on the Principal Property to be leased securing Funded Debt (as defined below under “—Certain Definitions”) in an amount equal to the Attributable Debt (as defined below under “—Certain Definitions”) with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities;

(c)

we promptly inform the trustee in writing of the sale and lease-back transaction, and we cause an amount equal to the fair value (as determined by us in good faith) of the Principal Property to be applied to any (or a combination) of (1) the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the Principal Property sold, or (2) the retirement within 365 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the debt securities; provided that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 365 days after the sale and lease-back transaction, deliver or cause to be delivered to the trustee for cancellation debt securities evidencing Funded Debt of ours (which may include the debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the trustee, and not yet otherwise applied as a credit against an obligation to redeem or retire such debt securities, and an officers’ certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debt securities in lieu of retiring Funded Debt as provided in the indenture.

If we deliver debt securities and an officers’ certificate to the trustee pursuant to the proviso to clause (c) above, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices of the applicable debt securities so delivered or, if there are no such redemption prices, the principal amount of those debt securities. If the applicable debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debt securities were issued.

Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions involving any Principal Property in addition to those permitted by this “—Restrictions on Sale and Lease-back Transactions involving Principal Properties” section, without any obligation to retire any outstanding debt securities or other Funded Debt; provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed the greater of $2,250 million and 15% of our and our Subsidiaries’ Consolidated Tangible Assets.

Merger, Consolidation and Sale of Assets

The indenture provides that we will not consolidate with or merge into any other entity, or sell or lease all or substantially all our assets to another entity in one transaction or a series of related transactions, and no entity may consolidate with or merge into us, unless:

(a)

we will be the surviving entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities; provided that in the case where such surviving entity is not a corporation, a co-obligor of the debt securities is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction;

(b)

immediately before and after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the indenture; and

(c)	we shall deliver to the trustee an officers’ certificate and an opinion of counsel each to the effect that the transaction complies with the terms of the indenture.

Reports

At any time we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, we will file with the trustee, within 15 days after we have filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC). Documents delivered to the trustee by electronic means or filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so delivered or filed via EDGAR (or such successor system), it being understood that the trustee shall have no obligation to determine whether such filings have been made or be deemed to have knowledge of the information contained therein.

To the extent any information is not provided within the time periods specified in this “—Reports” section and such information is subsequently provided, we will be deemed to have satisfied our obligations with respect thereto at such time and any default or event of default with respect thereto shall be deemed to have been cured.

Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officers’ certificate).

Events of Default

The indenture provides that each of the following constitutes an “event of default” with respect to any series of debt securities unless it is inapplicable to a particular series of debt securities:

(a)	default for 30 days in the payment of any interest or Additional Interest when due on the debt securities of such series;

(b)	default in the payment of principal of, or premium, if any, on, the debt securities of such series, when due at maturity, upon redemption or otherwise;

(c)

default in the performance, or breach, of any covenant or agreement in the indenture applicable to such series of debt securities, and continuance of such default or breach for 90 days after a Notice of Default (as defined below) shall have been given to us;

(d)	certain events of bankruptcy, insolvency or reorganization involving us; and

(e)	a failure to purchase the series of debt securities tendered for purchase in respect of a Change of Control Offer as required under the section “—Covenants—Change of Control Offer.”

Any event of default under one series of debt securities is not necessarily an event of default under any other series of debt securities.

A default under clause (c) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

We will be required to furnish the trustee annually with an officers’ certificate as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the respective holders of any default, except in respect of the payment of the principal of, premium, if any, or interest or Additional Interest on the debt securities, if it considers it in the interests of the respective holders to do so.

If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest and Additional Interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security and/or indemnity satisfactory to the trustee. Subject to the provisions for the security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the debt securities, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other holders (it being understood that the trustee shall have no obligation to determine if such action is unduly prejudicial to the rights of such holders) or may involve the trustee in liability, unless the trustee is offered security and/or indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction. No holder will have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security and/or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest and Additional Interest on the debt securities of that series on or after the due dates expressed in the debt securities and to institute a suit for the enforcement of that payment.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

(a)

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

(b)

no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

(c)

we deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that (x) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (y) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series. In the case of a defeasance, this opinion must confirm that either (i) we have received a ruling to that effect from or published by the Internal Revenue Service or (ii) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, and such opinion must be based thereon.

Satisfaction and Discharge

The indenture will, with respect to a series of debt securities (if all series issued under the indenture are not to be affected), upon company order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such debt securities expressly provided for in the indenture, rights to receive payments of principal of, premium, if any, and interest and Additional Interest, if any, on, such debt securities) and the trustee, at our expense, shall execute proper instruments acknowledging satisfaction and discharge of the indenture, when,

(a)	either:

(i)

all debt securities of such series theretofore authenticated and delivered (other than (A) debt securities that have been destroyed, lost or stolen and that have been replaced or paid and (B) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(ii)

all debt securities of such series not theretofore delivered to the trustee for cancellation, (A) have become due and payable, or (B) shall become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee in our name and at our expense, and in the case of (A), (B) or (C), we have deposited or caused to be deposited with the trustee or paying agent as trust funds in trust for the purpose an amount in the currency in which such debt securities are denominated (except as otherwise provided in the indenture) sufficient to pay and discharge the entire indebtedness on such debt securities for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law, is filed with respect to us within 91 days after the deposit and the trustee is required to return the moneys then on deposit with the trustee to us, our obligations under the Indenture with respect to such debt securities shall not be deemed terminated or discharged;

(b)	we have paid or caused to be paid all other sums payable under the indenture by us; and

(c)

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment and Waiver

Subject to certain exceptions, the indenture and the debt securities of a series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series) and any existing or past default or event of default or compliance with any provisions of such documents may be waived with the consent of the holders of at least a majority in principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series); provided that (i) if any such amendment or waiver will only affect one series of debt securities (or less than all series of debt securities) then outstanding under the indenture, then only the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required and (ii) if any such amendment or waiver by its terms will affect a series of debt securities in a manner that is different from and materially adverse relative to the manner in which such amendment or waiver affects other series of the debt securities, then the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required. However, without the consent of each holder of a debt security affected (including, for the avoidance of doubt, any debt securities held by affiliates), no amendment, supplement or waiver may (with respect to any debt securities held by a non-consenting affected holder):

•	reduce the interest rate of or extend the time for payment of interest and Additional Interest on any debt security (other than any change to the notice periods with respect to any redemption);

•	reduce the principal of or change the stated maturity of any debt security;

•

waive a default in the payment of principal of or premium, if any, or interest or Additional Interest on the debt securities, except a rescission of acceleration of the debt securities (with respect to a default that does not result from non-payment) by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the payment default that resulted from such acceleration;

•

reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may be redeemed (other than any change to the notice periods with respect to such redemption);

•	change the currency in which the principal amount of and premium, if any, or interest or Additional Interest on any outstanding debt security is denominated or payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•

reduce the percentage of the holders of outstanding debt securities of such series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; and

•

modify any of the amendment and waiver provisions or any provisions relating to the waiver of past defaults or the rights of holders to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the debt securities, or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected thereby.

A debt security does not cease to be outstanding because we or any of our affiliates holds the debt security; provided that in determining whether the holders of the requisite majority of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture with respect to any series of debt securities, debt securities of such series owned by us or any of our affiliates shall be disregarded and deemed not to be outstanding if such ownership is known by a Trust Officer.

Notwithstanding the foregoing, we may amend or modify the indenture and the debt securities without the consent of any holder of debt securities of the applicable series in order to:

•	cure any ambiguity, defect or inconsistency;

•

conform the text of the indenture, with respect to any series of debt securities, or the debt securities of such series to any provision under the heading “Description of Notes,” or similar heading, in the offering memorandum, prospectus or similar document in respect of the debt securities of such series;

•

add further covenants, restrictions, conditions or provisions relating to us for the protection of the holders and events of default for the benefit of holders or to surrender any right or power conferred upon us;

•

provide for the issuance of additional debt securities, and to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that, the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code;

•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption, provided that the provisions described under the “—Merger, Consolidation and Sale of Assets” covenant are complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

•	add guarantees or co-obligors with respect to the debt securities;

•

secure the debt securities including to add collateral and matters related thereto including entering into intercreditor arrangements, in each case when permitted or required under the indenture and the debt securities, and to release and discharge any lien when permitted or required under the indenture and the debt securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect in any material respect the interests of any holder of debt securities;

•

modify or amend any of the provisions of the indenture relating to the transfer and legending of debt securities; provided that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of holders to transfer debt securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of debt securities is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment, supplement or waiver under the indenture becomes effective, we are required to mail to holders of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders of debt securities, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.

Concerning the Trustee

The trustee under the indenture is Citibank, N.A. The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by such trustee.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

Paying Agent and Registrar for the Debt Securities

We will maintain a paying agent and registrar for the debt securities of each series in the United States (the “paying agent”). The trustee will initially act as the paying agent for the debt securities of each series. We may change the paying agent or registrar under the indenture without prior notice to the holders of the debt securities of such series, and we or any of our affiliates may act as paying agent or registrar with respect to any series of the debt securities.

Upon our written request, the registrar shall provide us with a copy of the register to enable us to maintain a register of the debt securities of any series at our registered offices.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of us or any of our Subsidiaries, as such, will have any liability for any of our obligations under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, by accepting such debt security, waives and releases all such liability. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that, to the fullest extent permitted by law, the parties to the indenture and each holder of debt securities waive their rights to a jury trial with respect to litigation arising out of or in connection with the indenture.

Certain Definitions

“Additional Interest” means all additional interest on the debt securities then owing pursuant to the terms and conditions of a registration rights agreement (if any) in connection with such debt securities.

“Attributable Debt” means, as to any particular lease, the greater of:

(a)	the fair market value (as determined in good faith by us) of the property subject to the lease; or

(b)

the total net amount of rent required to be paid during the remaining term of the lease, discounted by the weighted average effective interest cost per annum of the outstanding notes of all series, compounded semi-annually.

“Capital Stock” means:

(c)	in the case of a corporation, corporate stock;

(d)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(e)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(f)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our Subsidiaries;

(b)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or our Subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

(c)

we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(d)	the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Consolidated Tangible Assets” means all assets of a Person, other than assets that are considered to be intangible assets, as set forth in such Person’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

(a)

indebtedness of ours and our Restricted Subsidiaries incurred after the Initial Issue Date and secured by Liens created or assumed or permitted to exist as described above under the last paragraph of “—Covenants—Restrictions on Liens;” and

(b)

Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into as described above under the last paragraph of “—Covenants—Restrictions on Sale and Lease-back Transactions involving Principal Properties.”

“Fitch” means Fitch, Inc., a subsidiary of Finlac, S.A., and its successors.

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and at the date of any computation. If there occurs a change in generally accepted accounting principles in the United States occurring after the Initial Issue Date and such change would cause a change in the method of calculation of any term or measure used in the indenture (an “Accounting Change”), then we may elect, as evidenced by our written notice to the trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred; provided that, with respect to any Accounting Change, in our good faith determination, our election to calculate such term or measure as if such Accounting Change had not occurred will not be less favorable to the holders in any material respect than the method of calculation of such term or measure as in effect on the Initial Issue Date.

“holder” means each person in whose name the debt securities are registered on the registrar’s books.

“Initial Issue Date” means, with respect to any series of debt securities, the date of the original issuance of the first debt securities of such series.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of the foregoing, we or any of our Subsidiaries will be deemed to own, subject to a Lien, any asset that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

“Principal Property” means our corporate headquarters and any warehouse or distribution center, together with any land, land improvements, buildings and fixtures related thereto, owned or leased at the Initial Issue Date or acquired after that date by us or any of our Restricted Subsidiaries and which is located within the United States, other than:

(a)	any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or

(b)	any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the debt securities or fails to make a rating of the debt securities publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Ratings Event” means, with respect to a series of debt securities, (x) if the debt securities are at such applicable time rated by three Rating Agencies, ratings of the debt securities of that series are lowered by at least two of the Rating Agencies and the debt securities of that series are rated below Investment Grade by at least two of the Rating Agencies or (y) if the debt securities are at such applicable time rated by two Rating Agencies, ratings of the debt securities of that series are lowered by each of the Rating Agencies and the debt securities of that series are rated below Investment Grade by each of the Rating Agencies, in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the debt securities of that series is under publicly announced consideration for a possible downgrade by any of the applicable Rating Agencies, to the extent that a determination of a downgrade below Investment Grade by such Rating Agency would result in a Ratings Event).

“Restricted Subsidiary” means a Subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States; and (b) which owns a Principal Property.

“S&P” means S&P Global Ratings, an S&P Global Inc. business, and its successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other Subsidiaries of that person.

“Synthetic Lease” means, as to any Person, (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of real or personal property, in each case, creating obligations that may not appear on the balance sheet of such Person but which, upon the application of any bankruptcy (or similar) law for the relief of debtors to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Trust Officer” means any officer within the corporate trust administration department of the trustee, with direct responsibility for performing the trustee’s duties under the Indenture and also means, with respect to a particular corporate trust matter relating to the Indenture, any other officer of the trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

FORMS OF SECURITIES

Each senior debt security will be represented by one or more global securities representing the entire issuance of securities or, if indicated in the applicable prospectus supplement, a certificate issued in definitive form to a particular investor. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the senior debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Registered Global Securities

We may issue the registered senior debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee, or any other agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of our securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on The New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of TD SYNNEX Corporation and subsidiaries as of November 30, 2023 and 2022, and for each of the years in the three-year period ended November 30, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.

We are subject to the information requirements of the Exchange Act. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We also furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. You can obtain copies of these materials without charge at the SEC’s website noted above. You may also access the documents we file with the SEC on our website at www.tdsynnex.com, where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, the SEC’s website and on our website are not part of, and are not incorporated by reference into this prospectus, any references to these websites or any other website are inactive textual references only, and you should not rely on any such information in making your investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following documents; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

Our Annual Report on Form 10-K for the fiscal year ended November 30, 2023, filed with the SEC on January  26, 2024 (the “2023 Annual Report”), including the portions of our Definitive Proxy Statement on Schedule 14A filed on February 5, 2024 and incorporated by reference into the 2023 Annual Report;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2024, filed with the SEC on April 4, 2024;

•

Our Current Reports on Form 8-K filed with the SEC on December  14, 2023, January  5, 2024, January  12, 2024, January  29, 2024, January  31, 2024, February  29, 2024, March  21, 2024, March  26, 2024 (Item 8.01), March  28, 2024, March  29, 2024 and April 5, 2024; and

•	The description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2021, including any amendment or report updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website at www.tdsynnex.com is not incorporated into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning TD SYNNEX Corporation at the following address:

TD SYNNEX Corporation

Attention: Corporate Secretary

16202 Bay Vista Drive

Clearwater, Florida 33760

(510) 656-3333

You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.